Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated September 25, 2017 with respect to the financial statements of Mantra Venture Group Ltd., in this Registration Statement on form S-4 for the registration of 274,998,800 shares of its Common Stock and to the reference to our firm under the caption “Experts”.

/s/ Sadler, Gibb and Associates, LLC

Salt Lake City, Utah

November 27, 2017